Exhibit 4.13

THIRD AMENDMENT AND LIMITED WAIVER
to
AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT AND LIMITED WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”) is entered into as of this 29th day of July, 2004, by and among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), TWECO PRODUCTS, INC., a Delaware corporation (“Tweco”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C & G”), STOODY COMPANY, a Delaware corporation (“Stoody”), THERMAL ARC, INC., a Delaware corporation (“Thermal Arc”), PROTIP CORPORATION, a Missouri corporation (“ProTip”), THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International”, and collectively with ProTip, Thermal Arc, Stoody, C & G, Victor, Tweco, Dynamics and Industries, the “Borrowers”), the other persons designated as Credit Parties on the signature pages hereof, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Agent”) and the Persons signatory thereto from time to time as Lenders.  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Annex A to the Credit Agreement and the Intercreditor Agreement (each as hereinafter defined).

RECITALS

WHEREAS, the Borrowers, the Credit Parties, Agent and Lenders have entered into that certain Amended and Restated Credit Agreement dated as of February 5, 2004 (as further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement” ); and

WHEREAS, the Borrowers have requested that Requisite Lenders amend certain provisions of the Credit Agreement to permit the Borrowers to (i) enter into the Second Lien Loan Documents, pursuant to which the Second Lien Lenders will make certain loans to Borrowers and (ii) grant to the Second Lien Agent, for the benefit of the Second Lien Lenders a lien on, and security interest in, substantially all of their assets and properties, all as more particularly described in the Second Lien Loan Documents;

WHEREAS, Borrowers have requested that Requisite Lenders consent to certain sale-leasebacks;

NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.             Amendments.

(a)               The definition of “Permitted Encumbrances” in Annex A of the Credit Agreement is hereby amended by (i) deleting the language “and” from the end of subpart “(k)” and inserting a comma “,” in place thereof, (ii) inserting the word “and” at the end of subpart “(l)” thereof and (iii) adding the following new subpart (m) at the end thereof:

“(m) Liens pursuant to the Second Lien Loan Documents (as such term is defined in the Intercreditor Agreement).”

(b)               Annex A of the Credit Agreement is hereby amended by adding in appropriate alphabetical order the following new defined terms.

““Australian Subsidiary” means each Subsidiary of any borrower organized under the laws of Australia.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of July 29, 2004 by and among First Lien Agent, the First Lien Lenders, the Second Lien Agent, and the Second Lien Lenders (each as defined therein).

“Italian Subsidiary” means each Subsidiary of any Borrower organized under the laws of Italy.

“Second Lien Note” shall mean the secured note in the initial principal amount of $20,000,000 issued by the Borrowers to Credit Suisse First Boston, pursuant to the Second Lien Loan Agreement (as such term is defined in the Intercreditor Agreement).

“South African Subsidiary” means each Subsidiary of any Borrower organized under the laws of South Africa.”

(c)               Section 6.2(k)  of the Credit Agreement is hereby amended and restated as follows:

“(k) any Credit Party or Foreign Subsidiary may make investments in any of its Foreign Subsidiaries consisting of the conversion of intercompany loans (but not intercompany accounts payable, except for $1,100,000 of intercompany accounts payable owed by South African Subsidiaries) outstanding as of the Closing Date into equity;”

(d)               Section 6.3(a)  of the Credit Agreement is hereby amended to amend and restate subsection (ix) thereof as follows:

“(ix) Indebtedness of Foreign Subsidiaries (excluding Capital Lease Obligations) in an aggregate outstanding principal amount not to exceed $10,000,000 for Australian Subsidiaries and $11,000,000 for all other Foreign Subsidiaries,”

(e)               Section 6.3(a)  of the Credit Agreement is hereby amended to (i) delete the word “and” immediately preceding the phrase “(xii) obligation” and in lieu thereof insert “,” and (ii) insert the following new subsection (xiii) immediately at the end of such section:

 “(xiii) Indebtedness consisting of secured Second Lien Debt of Borrowers to Second Lien Lenders (each as defined in the Intercreditor Agreement) in an amount not to exceed $20,000,000 in an aggregate principal amount; provided that the Credit Parties shall use the proceeds of such Indebtedness solely to repay a portion of the Revolving Loan”

(f)                Section 6.3(b) of the Credit Agreement is hereby amended to (i) delete the word “and” immediately preceding subsection “(v)” and in lieu thereof insert “;” and (ii) insert the following new subsection (vi) immediately preceding the final “.” of such section:

“(vi) prepayment of the Second Lien Loan Obligations (as such term is defined in the Intercreditor Agreement), provided that (a) no Event of Default has occurred and is continuing, (b)

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Borrowing Availability shall not be less that $20,000,000 (with all trade payables being paid current other than those being contested in the ordinary course of business) after giving effect to such prepayment and (c) Borrowers shall deliver to Agent projections evidencing that Borrowing Availability shall continue to be not be less than $20,000,000 (with all trade payables being paid current) at any time during theone-year period immediately after giving effect to such prepayment.”

(g)               Section 6.7 of the Credit Agreement is hereby amended by (i) deleting the language “and” from the end of subpart (d), (ii) amending and restating subparts (d) and (e) and inserting the following new subpart (f) as follows:

“(d) Liens under any conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by (i) any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $23,000,000 outstanding at any one time for all such Liens and (ii) any Foreign Subsidiary in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $6,500,000 (excluding any sale-leaseback transaction permitted under Section 6.12) outstanding at any one time for all such Liens; provided that, in each case, such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets; (e) other Liens securing Indebtedness not exceeding $250,000 in the aggregate at any time outstanding, so long as such Liens do not attach to any Accounts or Inventory; and (f) liens subordinated to Liens in favor of Agent for the benefit of Lenders securing Indebtedness permitted by Section 6.3(a)(xiii) hereof.”

(h)               Section 6.12 of the Credit is hereby amended and restated as follows:

“6.12  Sale-Leasebacks.  No Credit Party shall, or shall cause or permit its Foreign Subsidiaries to, engage in any sale-leaseback or synthetic lease transaction involving any of its assets, except for a sale-leaseback of the Tecmo facility prior to the date hereof and additional such transactions not in excess of $6,000,000 for Italian Subsidiaries, $2,000,000 for Australian Subsidiaries and $2,000,000 for all other Foreign Subsidiaries.

(i)                The Maximum Leverage Ratio numbers set forth in subsection (a)(iv) of Annex F (Section 6.10) to the Credit Agreement are hereby amended and restated in their entirety as follows:

5.00 for the Fiscal Quarter ending December 31, 2003;

5.00 for the Fiscal Quarter ending March 31, 2004;

5.00 for the Fiscal Quarter ending June 30, 2004;

5.00 for the Fiscal Quarter ending September 30, 2004;

4.75 for the Fiscal Quarter ending December 31, 2004;

4.75 for the Fiscal Quarter ending March 31, 2005;

4.50 for the Fiscal Quarter ending June 30, 2005;

4.50 for the Fiscal Quarter ending September 30, 2005;

4.25 for the Fiscal Quarter ending December 31, 2005;

4.00 for the Fiscal Quarter ending March 31, 2006;

4.00 for the Fiscal Quarter ending June 30, 2006;

4.00 for the Fiscal Quarter ending September 30, 2006; and

3.75 for each Fiscal Quarter ending thereafter.

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2.             Representations and Warranties of Credit Parties.  The Credit Parties represent and warrant that:

(a)               the execution, delivery and performance by the Credit Parties of this Amendment have been duly authorized by all necessary corporate action required on its part and this Amendment is a legal, valid and binding obligation of the Credit Parties enforceable against the Credit Parties in accordance with its terms except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

(b)              after giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

3.             Conditions To Effectiveness.  This Amendment shall be effective upon the following (all in form and substance satisfactory to Agent):

(a)             execution and delivery of this Amendment by the Requisite Lenders and the Credit Parties.

(b)             execution and delivery of the Intercreditor Agreement.

(c)             The Borrower shall have paid to the Agent an amendment fee in the amount of $75,000.

(d)             payment in full of all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment, as provided in Section 11.3(a) of the Credit Agreement.

4.             Reference To And Effect Upon The Credit Agreement.

(a)               The Credit Agreement and the other Loan Documents shall remain in full force and effect, as amended hereby, and are hereby ratified and confirmed.

(b)              The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver or amendment of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Credit Agreement,” “hereunder,”  “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

5.             Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

6.             Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

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7.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

8.             Reaffirmation of Guaranties.  The Credit Parties signatory hereto hereby reaffirm their Guaranties of the Obligations, taking into account the provisions of this Amendment.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent and Lender

/s/ Dennis W. Cloud

By:	Dennis W. Cloud
Duly Authorized Signatory

BORROWERS:

THERMADYNE INDUSTRIES, INC.

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President & Chief Financial Officer

THERMAL DYNAMICS CORPORATION

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President & Chief Financial Officer

TWECO PRODUCTS, INC.

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President & Chief Financial Officer

VICTOR EQUIPMENT COMPANY

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President & Chief Financial Officer

C & G SYSTEMS, INC.

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President & Chief Financial Officer

STOODY COMPANY

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President & Chief Financial Officer

THERMAL ARC, INC.

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President & Chief Financial Officer

THERMADYNE INTERNATIONAL CORP.

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President & Chief Financial Officer

PROTIP CORPORATION

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President & Chief Financial Officer

The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrowers and acknowledge and agree to the foregoing (including, without limitation, Section 7 hereof) in such capacity.

THERMADYNE HOLDINGS CORPORATION

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President & Chief Financial Officer

THERMADYNE RECEIVABLES, INC.

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President & Chief Financial Officer

MECO HOLDING COMPANY

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President & Chief Financial Officer

C&G SYSTEMS HOLDING, INC.

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President & Chief Financial Officer

The following Persons is signatory to this Agreement in its capacity as a Credit Party solely with respect to Section 6 of the Credit Agreement and not as a Borrower.

THERMADYNE WELDING PRODUCTS CANADA LTD.

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President & Chief Financial Officer